Exhibit 99.1

East Stone Acquisition Corporation Announces Business Combination with

ICONIQ Holding Limited, a pioneering smart electric vehicle company

Burlington, MA and Dubai, UAE, April 16, 2022 /PRNewswire/ -- East Stone Acquisition Corporation (Nasdaq: ESSC) (“East Stone”), a publicly traded special purpose acquisition company, and ICONIQ Holding Limited (“NWTN”) announced today that they have entered into a definitive Business Combination Agreement (the “Business Combination Agreement”). Upon consummation of the two mergers and the other transaction contemplated by the Business Combination Agreement (the “Business Combination”), NWTN, Inc., a newly formed subsidiary (the “Pubco”) will seek to be listed on the Nasdaq Stock Market. The outstanding shares of NWTN and East Stone will be converted into the right to receive shares of the Pubco. The transaction represents a post-combination valuation of $2.5 billion ($2,500,000,000) for NWTN upon closing, subject to adjustment.

Headquartered in Dubai, the United Arab Emirates (UAE), NWTN is a green mobility technology company which defines the Smart Passenger Vehicle (“SPV”) as a vehicle concept emphasizing AI technologies, autonomous driving and personalized passenger experience. NWTN’s core technology advantages are characterized by modular pure electric platform, digital on-board connectivity system, continuously-upgraded electric and electronic architecture as well as autonomous driving technology. All these technical elements, along with unique design language, contribute to NWTN’s vision of passenger-centric experience. NWTN’s primary target consumers are technology-savvy families and businesses who are becoming increasingly environmentally-conscious. Its first model SEVEN and second model MUSE have received industrywide recognition at various global auto shows.

Commenting on today’s announcement, NWTN’s Founder and Chairman, Alan Wu, said, “NWTN was born with a mission to bringing a passenger-centric green premium mobility solution to the world. To achieve this objective, our experienced international team and reputable strategic partners have been working relentlessly on our SPVs, a segment with remarkably untapped market potential where NWTN continues to lead.”

“In NWTN we have found a company that has the vision, courage and talent to change the automobile industry. We believe that NWTN’s insights on the value of the passenger-centric experience will drive NWTN into a blue ocean market with enormous opportunity, functioning as the hub of future intelligent mobility life,” said Xiaoma “Sherman” Lu, Chief Executive Officer of East Stone.

The boards of directors or similar governing bodies of NWTN and East Stone have approved the proposed Business Combination, subject to, among other things, the approval by East Stone’s shareholders of the proposed Business Combination, satisfaction of the conditions stated in the Business Combination Agreement and other customary closing conditions, including that the U.S. Securities and Exchange Commission (the “SEC”) completes its review of the proxy statement/prospectus relating to the proposed Business Combination, the receipt of certain regulatory approvals, and approval by The Nasdaq Stock Market to list the securities of Pubco.

NWTN’s Founder and Chairman, Alan Wu, is expected to continue to lead Pubco after the closing of the Business Combination.

Prior to the execution of this business combination agreement, East Stone has terminated its previously announced business combination agreement with JHD Holdings (Cayman) Limited.

ABOUT NWTN

NWTN is one of the world’s pioneering smart electric vehicle company which aims to integrate avant-garde design, life-style personalization, IoT connectivity, and autonomous driving technology into “a passenger-centric green premium mobility solution to the world”, a vision coined by its founder and chairman Mr. Alan Wu, who has defined this Smart Passenger Vehicle (“SPV”) vehicle concept for the global automobile industry.

ABOUT EAST STONE

East Stone Acquisition Corporation (Nasdaq: ESSC) is a blank check company incorporated as a British Virgin Islands business company and incorporated for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities.

ADDITIONAL INFORMATION

Pubco intends to file with the SEC, a Registration Statement on Form F-4 (as may be amended, the “Registration Statement”), which will include a preliminary proxy statement of East Stone and a prospectus in connection with the proposed Business Combination involving East Stone, Navy Sail International Limited, Pubco, Muse Merger Sub I Limited, Muse Merger Sub II Limited and NWTN pursuant to the Business Combination Agreement. The definitive proxy statement and other relevant documents will be mailed to shareholders of East Stone as of a record date to be established for voting on East Stone’s proposed Business Combination with NWTN. SHAREHOLDERS OF EAST STONE AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH EAST STONE’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT EAST STONE, NWTN, PUBCO AND THE BUSINESS COMBINATION. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to East Stone by contacting its Chief Financial Officer, Chunyi (Charlie) Hao, c/o East Stone Acquisition Corporation, 25 Mall Road, Suite 330, Burlington, MA 01803, at (781) 202-9128 or at hao@estonecapital.com.

NO OFFER OR SOLICITATION

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NO ASSURANCES

There can be no assurance that the proposed Business Combination will be completed, nor can there be any assurance, if the Business Combination is completed, that the potential benefits of combining the companies will be realized. The description of the Business Combination contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the Business Combination, copies of which will be filed by East Stone with the SEC as an exhibit to a Current Report on Form 8-K.

PARTICIPANTS IN THE SOLICITATION

Pubco, East Stone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of East Stone in connection with the Business Combination. Information regarding the officers and directors of East Stone is set forth in East Stone’s annual report on Form 10-K, which was filed with the SEC on April 15, 2022. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the Business Combination) and other relevant documents filed with the SEC.

FORWARD-LOOKING STATEMENTS

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “may,” “will,” “expect,” “continue,” “should,” “would,” “anticipate,” “believe,” “seek,” “target,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share; (2) references with respect to the anticipated benefits of the proposed Business Combination and the projected future financial performance of East Stone and NWTN’s operating companies following the proposed Business Combination; (3) changes in the market for NWTN’s products and services and expansion plans and opportunities; (4) NWTN’s unit economics; (5) the sources and uses of cash of the proposed Business Combination; (6) the anticipated capitalization and enterprise value of the combined company following the consummation of the proposed Business Combination; (7) the projected technological developments of NWTN and its competitors; (8) anticipated short- and long-term customer benefits; (9) current and future potential commercial and customer relationships; (10) the ability to manufacture efficiently at scale; (11) anticipated investments in research and development and the effect of these investments and timing related to commercial product launches; and (12) expectations related to the terms and timing of the proposed Business Combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of NWTN’s and East Stone’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of NWTN and East Stone. These forward-looking statements are subject to a number of risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; the inability to recognize the anticipated benefits of the Business Combination; the lack of a third-party fairness opinion in determining whether or not to pursue the proposed Business Combination; the ability to obtain or maintain the listing of the Pubco’s securities on The Nasdaq Stock Market, following the Business Combination, including having the requisite number of shareholders; costs related to the Business Combination; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of certain projected financial information with respect to NWTN; NWTN’s ability to successfully and timely develop, manufacture, sell and expand its technology and products, including implement its growth strategy; NWTN’s ability to adequately manage any supply chain risks, including the purchase of a sufficient supply of critical components incorporated into its product offerings; risks relating to NWTN’s operations and business, including information technology and cybersecurity risks, failure to adequately forecast supply and demand, loss of key customers and deterioration in relationships between NWTN and its employees; NWTN’s ability to successfully collaborate with business partners; demand for NWTN’s current and future offerings; risks that orders that have been placed for NWTN’s products are cancelled or modified; risks related to increased competition; risks relating to potential disruption in the transportation and shipping infrastructure, including trade policies and export controls; risks that NWTN is unable to secure or protect its intellectual property; risks of product liability or regulatory lawsuits relating to NWTN’s products and services; risks that the post-combination company experiences difficulties managing its growth and expanding operations; the uncertain effects of the COVID-19 pandemic and certain geopolitical developments; the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required shareholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination; the outcome of any legal proceedings that may be instituted against NWTN, East Stone or Pubco or other following announcement of the proposed Business Combination and transactions contemplated thereby; the ability of NWTN to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; technological improvements by NWTN’s peers and competitors; and those risk factors discussed in documents of Pubco and East Stone filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither East Stone nor NWTN presently know or that East Stone and NWTN currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect East Stone’s, Pubco’s and NWTN’s expectations, plans or forecasts of future events and views as of the date of this press release. East Stone, Pubco and NWTN anticipate that subsequent events and developments will cause East Stone’s, Pubco’s and NWTN’s assessments to change. However, while East Stone, Pubco and NWTN may elect to update these forward-looking statements at some point in the future, East Stone, Pubco and NWTN specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by East Stone. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

East Stone Acquisition Corporation

Xiaoma (Sherman) Lu

25 Mall Road, Suite 330

Burlington, MA 01803

sherman@estonecapital.com

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